Exhibit 99.1

NEWS RELEASE

Contact: Frank Hallowell, Chief Financial Officer
Phone: 612.438.2363

FOR IMMEDIATE RELEASE

Autoscope Technologies Corporation Announces the Resignation of Andrew Berger as CEO and Plans to Name Frank Hallowell as Interim CEO

Minneapolis, Minn., November 10, 2022 -- Autoscope Technologies Corporation (“Autoscope”) (Nasdaq: AATC) today announced that on November 10, 2022, Andrew Berger, the President and Chief Executive Officer of Autoscope Technologies Corporation, notified the Board of Directors of Autoscope that he was resigning.  Mr. Berger will continue to be the Executive Chairman of the Board of Directors for Autoscope Technologies Corporation. Frank Hallowell, who is the Chief Financial Officer of Autoscope and Chief Operating Officer for Image Sensing Systems, will assume the role of Interim CEO of Autoscope when Mr. Berger's resignation is effective.

“Frank is a highly skilled and experienced leader who has served as COO of Image Sensing Systems and CFO of Autoscope Technologies Corporation.  His deep understanding of the Company and his significant strategic, operational, and financial experience make him an excellent choice to guide the Company,” said Andrew T. Berger, the Executive Chairman of Autoscope.

About Autoscope Technologies Corporation

Autoscope Technologies Corporation creates value through owning and supporting operating subsidiaries and investments, anchored by core investments in the fields of technology and engineering.

Autoscope's main subsidiary is Image Sensing Systems, Inc.  Image Sensing Systems, Inc. is a global company dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications, and solutions. We give Intelligent Transportation Systems (ITS) professionals more precise and accurate information – including real-time reaction capabilities and in-depth analytics – to make more confident and proactive decisions. We are headquartered in Minneapolis, Minnesota. Visit us on the web at imagesensing.com.

Safe Harbor Statement:  Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; the mix of and margins on the products we sell; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; adverse weather conditions in our markets; the impact of governmental laws, regulations, and orders, including as a result of the COVID-19 pandemic caused by the coronavirus; international presence; tariffs and other trade barriers; our success in integrating any acquisitions; potential disruptions to our supply chains (including disruptions caused by geopolitical events, military actions, work stoppages, nature disasters, or international health emergencies, such as the COVID-19 pandemic); and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 22, 2022.